UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2015

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED
 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On December 10, 2015, Lee Enterprises, Incorporated (the “Company”) reported its results for its fourth fiscal quarter and fiscal year ended September 27, 2015.  A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and information from the news release is hereby incorporated by reference.  The information under Item 2.02 of this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7, 2015, the Company’s Board of Directors approved amendments to the Amended and Restated Lee Enterprises, Incorporated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective December 7, 2015) (the “Amended Plan”) to modify its vesting provisions in the event of a change of control of the Company, along with certain immaterial changes and corrections.

The Amended Plan includes “double-trigger” termination provisions that provide for early vesting and exercise and issuance or payment as permitted (subject to certain limits) of outstanding equity awards only if both a change of control occurs and the participant is terminated as a result of the change of control.

Effective December 7, 2015, the Company’s Executive Compensation Committee authorized the Company to enter into change-in-control employment agreements (the “CIC Agreements”) with each of the nine senior executive officers listed in the table below.  At the present time, these nine senior executive officers are the only employees of the Company with agreements of this type.

The CIC Agreements, which entitle these executives to severance and other benefits upon termination without cause or for good reason, become effective only upon a change of control of the Company, as defined.  The agreements extend for two years from the date of signature.  On each annual anniversary date of the CIC Agreements (each a “Renewal Date”), the change of control period will be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to the executive that the change of control period will not be extended.

If the executive’s employment is terminated during the two-year employment period other than for cause, death or disability, or the executive terminates employment for good reason, the executive will be entitled to the following benefits:

•
Base Salary and Bonus:  Highest monthly base salary (annualized) times 1.0 to 3.0 (3.0 for Ms. Junck, 2.0 for Mr. Mowbray and 1.0 for all other executives listed in the table below). Greater of (a) highest annual bonus during the years preceding the change of control, or (b) the current target bonus (100% for Ms. Junck, 50% for Messrs. Mowbray and Mayo and 25% for all of the other executives listed in the table below) times 1.0 to 3.0;

•
Defined Contribution Plans:  Payment of 1.0 to 3.0 times the Company’s average annual Retirement Account Plan contributions for the three years preceding the change of control  (3.0 for Ms. Junck, 2.0 for Mr. Mowbray and 1.0 for all other executives listed in the table below);

•	Legal Fees: Any legal fees and expenses incurred by the executive in asserting legal rights in connection with the agreement; and

•
Welfare Benefits:  Continued welfare benefits (three years for Ms. Junck, two years for Mr. Mowbray and one year for all executives listed in the table below) and outplacement services for two years for each of the executives listed in the table below.

The following summarizes information as of September 27, 2015 related to estimated potential cash payments upon a change of control under the Amended Plan and CIC Agreements.

(Dollars)	Estimated Net Present Value of Change of Control Severance and Benefits	Potential Excise Tax Liability and Gross Up for Excise Taxes	Total

Mary E. Junck Chairman, President and Chief Executive Officer	5,605,000	0	5,605,000
Kevin D. Mowbray Executive Vice President and Chief Operating Officer	1,485,000	0	1,485,000
Ronald A. Mayo Vice President – Chief Financial Officer and Treasurer	765,000	0	765,000
James A. Green Vice President - Digital	484,000	0	484,000
Paul M. Farrell Vice President – Sales and Marketing	484,000	0	484,000
Michael R. Gulledge Vice President – Advertising Sales Leadership	495,000	0	495,000
Astrid J. Garcia Vice President – Human Resources	413,000	0	413,000
Gregory P. Schemer Vice President – Strategy	369,000	0	369,000
Nathan E. Bekke Vice President – Consumer Sales and Marketing	424,000	0	424,000

			10,524,000

The foregoing summary descriptions of the Amended Plan; the form of Amended and Restated Employment Agreement for the Company’s Chairman, President and Chief Executive Officer;  form of Amended and Restated Employment Agreement for the Company’s Executive Vice President and Chief Operating Officer; and form of Employment Agreement (which, in the case of Messrs. Gulledge and Schermer, amends and supersedes their previous CIC Agreements dated January 10, 2008 and January 11, 2008, respectively), for certain of the Company’s other senior executive officers, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report.

	10.1	Amended and Restated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective December 7, 2015)

	10.2	Form of Amended and Restated Employment Agreement between Lee Enterprises, Incorporated and its Chairman, President and Chief Executive Officer

	10.3	Form of Amended and Restated Employment Agreement between Lee Enterprises, Incorporated and its Executive Vice President and Chief Operating Officer

	10.4	Form of Employment Agreement between Lee Enterprises, Incorporated and Certain of its Senior Executive Officers

	99.1	News Release dated December 10, 2015 – Fourth fiscal quarter ended September 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 11, 2015	By:
Ronald A. Mayo
Vice President, Chief Financial Officer,
and Treasurer

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